UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33899	20-0064269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 814-7774

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2023, the Board of Directors (the “Board”) of Digital Ally, Inc. (the “Company”) appointed D. Duke Daughtery as a member of the Board, effective immediately, to hold office until the next meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s bylaws.

Mr. Daughtery, age 59, retired from public accounting in November of 2019 after a 32-year career with Grant Thornton and Deloitte & Touche as an assurance partner and audit practice leader. Mr. Daughtery was instrumental in the significant growth of Grant Thornton’s Kansas City audit practice. Mr. Daughtery served numerous companies ranging from high growth private equity backed clients, to multi-billion revenue private companies to public companies ranging from smaller public companies to the Fortune 500.

Mr. Daughtery will immediately serve on the Board, with the intention to move to Kustom Entertainment, Inc’s (“Kustom Entertainment”) Board of Directors upon the completion of the recently announced transaction with Clover Leaf Capital Corp. (Nasdaq: CLOE) (“Clover Leaf”), a publicly traded special purpose acquisition company (SPAC). Mr. Daughtery will serve on the Board’s audit committee.

There are no other arrangements or understandings between Mr. Hoffmann and any other persons pursuant to which he was appointed as a member of the Board. There are also no family relationships between any of the Company’s directors or officers and Mr. Hoffmann. There are no related party transactions involving Mr. Hoffmann that are reportable under Item 404(a) of Regulation S-K.

Mr. Daughtery will receive standard board compensation for his service as a director.

Item 8.01	Other Events.

On October 17, 2023, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Daughtery as a member of the Board. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2023

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer